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                                                           January 20, 1995





Mr. Joseph W. Craft III
President
MAPCO Coal Inc.
1717 South Boulder
Tulsa, OK 74121-0628

Dear Joe:

         MAPCO Inc. (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel of the Corporation and its majority-owned subsidiaries (the "Controlled Subsidiaries"), including MAPCO Coal Inc. (the "Subsidiary"). The Corporation has determined that its decision to explore whether to sell the Subsidiary's stock or cause the Subsidiary to sell substantially all of its assets may distract the Subsidiary's management from their assigned duties unless appropriate steps are taken to reinforce and encourage the continued attention and dedication of such management. In addition, it is important to encourage the continued services of key employees and officers, such as yourself, to assist in the successful sale of the Subsidiary.

         To induce you to remain in the employ of the Subsidiary, the Corporation has directed the Subsidiary to commit to provide you the severance benefits set forth in this letter agreement (the "Agreement") in the event of a "Divestiture" (as defined in Section 2) under the circumstances described below.

         1. Term of Agreement. This Agreement shall commence on January 1, 1995, and shall continue in effect through December 31, 1996.

         2. Divestiture. Except as otherwise provided herein, no benefits shall be payable hereunder unless prior to the date this Agreement expires by its terms, there shall have been a Divestiture. For purposes of the Agreement, a "Divestiture," or Date of Divestiture shall be deemed to have occurred if and when:

    (a) any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 16a-1 under the Exchange Act), directly or indirectly, through a final closing transaction of securities of the Subsidiary representing
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Joseph W. Craft III
January 20, 1995
Page 2


         either (A) the majority of the combined voting power of the Subsidiary's then outstanding securities eligible to vote or (B) the majority of the value of the Subsidiary's then outstanding securities, provided that a Divestiture shall not be deemed to have occurred if such person is (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Controlled Subsidiary, including, without limitation, the Subsidiary, (2) any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the stock of the Corporation or (3) the stockholders of the Corporation; or

    (b) the Subsidiary completes the sale or other disposition of two-thirds or more of the Subsidiary's assets, whether in a single and final closing transaction or in a series of final closing transactions.

         (ii) Within 5 business days after it determines that such an event has occurred, the Corporation shall give you written notice of the date as of which a Divestiture has occurred (the "Date of Divestiture "); provided that, at any time that you reasonably believe that a Divestiture has occurred, you may request a written statement from the Corporation as to whether such an event has occurred.

         (iii) Notwithstanding anything else contained in this Agreement to the contrary,

    (a) no benefits shall be payable to you hereunder if you participate, other than in your capacity as an officer, director or employee of the Corporation, the Subsidiary or any other Controlled Subsidiary, in any transaction which alone or when combined with any other transaction results in a Divestiture hereunder, provided that, this subparagraph
         (iii) shall not be construed to preclude you from receiving benefits hereunder solely by reason of your being employed subsequent to the Divestiture by the "person" (or an affiliate of such person) whose acquisition of the stock or a material portion of the assets of the Subsidiary resulted in the occurrence of the Divestiture; and

    (b) this Agreement shall be rendered void and without effect if, prior to the occurrence of a Divestiture, there occurs a change in control of the Corporation, as defined in the agreement between you and the Corporation, dated as of December 20, 1989, as amended (the "Employment Continuation Agreement"), in which case your right, if
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Joseph W. Craft III
January 20, 1995
Page 3

         any, to receive severance benefits shall be governed by the terms of such Employment Continuation Agreement.

         3. Divestiture Benefits. (i) General. Except as otherwise provided herein if a Divestiture shall have occurred, your employment shall terminate and you shall be entitled to the benefits provided in Section 4(iii). You shall not be entitled to said benefits if you voluntarily resign prior to a Divestiture.

         (ii) Disability. If prior to Divestiture, as a result of your "Disability" (as defined under the MAPCO Inc. and Participating Subsidiaries Disability Benefit Plan), you shall have been absent from the full-time performance of your duties with the Subsidiary for six (6) consecutive months, and within thirty (30) days after written notice of termination is given, you shall not have returned to the full-time performance of your duties, for purposes of this Agreement your employment may be terminated for Disability. In the event of such termination, payment or the providing to you of all or a portion of the benefits provided in Section 4(iii) shall be at the discretion of the Subsidiary Board of Directors considering such factors as your contribution up to that time to the success of a subsequent Divestiture.

         (iii)    Cause.  You shall not be entitled to the benefits provided in
Section 4(iii) if you are terminated by the Subsidiary for "Cause."
Termination for "Cause" shall mean termination (a) upon the willful and continued failure by you to substantially perform your duties with the Subsidiary (other than any such failure resulting from your Disability) or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection 3(v)) within ten (10) days after a written demand for substantial performance is delivered to you by the Subsidiary Board or Chairman, which demand specifically identifies the manner in which you have not substantially performed your duties, or (b) the willful engaging by you in conduct which is clearly and materially injurious to the Corporation or the Subsidiary, monetarily or otherwise. For purposes of this subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you in bad faith and without reasonable belief that your action or omission was in or not opposed to the best interest of the Subsidiary. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of the Subsidiary at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this subsection and specifying the particulars thereof in detail.

         (iv) Death. In the event of your death prior to Divestiture, payment or the providing to you or your representatives of all or a portion of the benefits
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Joseph W. Craft III
January 20, 1995
Page 4

provided in Section 4(iii) shall be at the discretion of the Subsidiary Board of Directors considering such factors as your contribution up to that time to the success of a subsequent Divestiture.

         (v) Notice of Termination. Any purported termination of your employment by the Subsidiary shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

         (vi) Date of Termination due to Disability or for Cause. "Date of Termination" shall mean (a) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) -day period), and (b) if your employment is terminated for cause, the date specified in the Notice of Termination which shall not be less than thirty (30) days from the date such Notice of Termination is given.

         4. Compensation as a Result of Disability, Death, Divestiture, or Upon Termination for Cause.

         (i) If prior to Divestiture you fail to perform your full-time duties with the Subsidiary as a result of your Disability, and you are so terminated or you become deceased, your benefits shall be determined under the Subsidiary's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs, in addition to payments owing, if any, pursuant to Section 3(ii) and Section 3(iv).

         (ii) If your employment shall be terminated by the Subsidiary for Cause, the Subsidiary shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts or benefits to which you are entitled under any employee benefit or incentive compensation plan of the Subsidiary then in effect, and the Subsidiary shall have no further obligations to you under this Agreement.

         (iii) As a result of Divestiture, you shall be entitled to the following:

         (a) the Subsidiary shall pay you your full base salary through the Date of Divestiture at the rate then in effect, no later than the fifth day following the Date of Divestiture, plus all other amounts to which you are entitled under
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Joseph W. Craft III
January 20, 1995
Page 5

    any employee benefit or incentive compensation plan of the Subsidiary, at the time such payments are due;

         (b) additionally, the Subsidiary shall pay you as severance pay, at the time specified in Subsection (iv) of this Section 4, a single sum payment equal to the product of the sum of your (1) annual salary as in effect as of the Date of Divestiture and (2) as a minimum, an amount equal to the award payable to you at standard performance (i.e., 45 percent of base salary) under the Annual Incentive Compensation Plan (as in effect on the date hereof) or, at the discretion of the Subsidiary, any higher amount related to bonus to reflect performance in your support, and in the results of, the Divestiture and (3) six percent (6%) of such annual salary, times three (3).

         (c) your rights under any employee benefit or incentive compensation plan shall be governed by the terms of such plan, provided that, notwithstanding the terms of any applicable plan or any agreement between you and the Corporation to the contrary, any stock options held by you at the Date of Divestiture and granted to you prior to January 1, 1995, shall be fully and immediately exercisable (regardless of whether exercisable immediately prior to the Date of Divestiture) and shall remain exercisable until the third anniversary of the Date of Divestiture or until the end of the option's original term, whichever period is shorter; and

         (d) For a thirty-six (36) month period after the Date of Divestiture, the Subsidiary shall arrange to provide you with benefits substantially similar to those which you were receiving or entitled to receive under the Subsidiary's life, disability, accident and group health insurance plans or any similar welfare benefit plans (but excluding contributions to the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, accruals and the MAPCO Inc. and Subsidiaries Pension Plan, and contributions or accruals under any other employee pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") as well as any nonqualified retirement related and deferred compensation plans), in which you were participating immediately prior to the Date of Divestiture at a cost to you which is no greater than the cost that would apply to you if you continued as an employee; provided that, the Subsidiary's obligation to provide any such benefit shall cease upon your becoming eligible to receive any benefit of a similar nature (whether or not substantially comparable to that provided by the Subsidiary) by reason of your obtaining other employment during such thirty-six (36) month period. As a condition to receiving and continuing to receive any of the benefits described in this subparagraph (d), you shall be obligated to advise the Subsidiary, within 10 business days of becoming so eligible.
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Joseph W. Craft III
January 20, 1995
Page 6


         (iv) The payments provided for in paragraphs (a) and (b) above shall be made not later than the fifth day following the Date of Divestiture; provided, however, that if the amount of either such payment cannot be finally determined on or before such day, the Subsidiary shall pay to you on such day an estimate, as determined in good faith by the Subsidiary, of the minimum amount of such payment and shall pay the remainder of such payment as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Divestiture.

         (v) Except as required in Subsection (iii)(d) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section
4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Subsidiary, or otherwise.

         5. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die and any amount remains or becomes payable to you hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

         6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Subsidiary shall be directed to the attention of the Subsidiary Board with a copy to the Secretary of the Subsidiary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be authorized by the Subsidiary Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of
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Joseph W. Craft III
January 20, 1995
Page 7

this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Subsidiary under Section 4 shall survive the expiration of the term of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the Subsidiary may assign this Agreement to the Corporation at any time, and upon the Corporation's written assumption of the duties and obligations of the Subsidiary hereunder, the Subsidiary shall have no further obligation to you hereunder.

         8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         10. Employment Continuation Agreement. The Employment Continuation Agreement is hereby amended to provide that it shall be rendered void and without effect if, prior to the occurrence of a change in control of the Corporation (as defined in the Employment Continuation Agreement), there occurs a Divestiture in which event your right to receive severance benefits shall be governed by the terms of this Agreement. If a change in control of the Corporation occurs prior to a Divestiture, this Agreement shall be rendered void and without effect and your right to receive severance benefits shall be governed by the terms of the Employment Continuation Agreement.

         11. MAPCO Guarantee. In consideration of the amendment to the Employment Continuation Agreement described in Section 10 hereof, the Corporation hereby guarantees payment to you of any amounts payable hereunder by the Subsidiary after you have made written demand for payment to the Subsidiary and such payment is not made within 10 business days after the date of such demand; provided that the Corporation shall have no obligation to make any payment to you hereunder to the extent that the Subsidiary is contesting in good faith your claim to receive payment hereunder.

         12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.
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Joseph W. Craft III
January 20, 1995
Page 8

         If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Subsidiary the enclosed copy of this letter, which will then constitute our agreement on this subject.

                                          Sincerely,


                                          MAPCO Inc.

                                          By/s/ Robert M. Howe
                                            -------------------------
                                          Name: Robert M. Howe
                                          Title: President


                                          MAPCO Coal Inc.


                                          By/s/ Robert M. Howe
                                            -------------------------
                                          Name:  Robert M. Howe
                                          Title: Chairman


Agreed to as of this 23
day of January, 1995.


By /s/ Joe Craft
   ---------------------------
Name:  Joe Craft
Title: President